Exhibit 99.01

For Immediate Release                   Contact: Rick DeLisi
July 28, 2003             Director, Corporate Communications
Page 1 of 1                                   (703) 650-6550

                      WEBCAST ADVISORY:
                   Atlantic Coast Airlines
     This Morning (Monday, July 28th) at 10:00am Eastern

As a follow-up to this morning's Atlantic Coast Airlines (Nasdaq/NM: ACAI) press release announcing the company's plan to begin a new operation as an independent low-fare carrier operating from Washington Dulles, the company will conduct a live webcast this morning (Monday, July 28, 2003) at 10:00am Eastern to discuss the details. You are invited to listen.

The webcast will be hosted by:

   - Kerry Skeen, Chairman and Chief Executive Officer
   - Richard Surratt, Executive Vice President and Chief
      Financial Officer

              Instructions to hear the webcast:
  The live webcast can be accessed directly through the ACA
                         website at
 www.atlanticcoast.com (go to the "For Investors" section).


     NOTE: Replays of the webcast will be available for five business days following the live event.